SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS
U-___________

SEE REVERSE FOR CERTAIN
DEFINITIONS
LONE OAK ACQUISITION CORPORATION

CUSIP ___________

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT
THIS CERTIFIES THAT
is the owner of	Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $0.001 (“Ordinary Share”) of LONE OAK ACQUISITION CORPORATION, a Cayman Islands corporation (the “Company”), and one warrant (the “Warrant”), each to purchase one (1) Ordinary Share.  Each Warrant will become exercisable on the later of (i) the Company’s consummation of an initial business combination with one or more target businesses and (ii) ____________, 2012 [ONE YEAR FROM THE DATE OF THE IPO PROSPECTUS], and will expire unless exercised before the earlier of (i) 5:00 p.m., New York City Time, on the three-year anniversary of the consummation of an initial business combination, (ii) the liquidation of the Company’s trust account or (iii) redemption of the Warrants (the “Expiration Date”). The Ordinary Shares and Warrants comprising the Units represented by this certificate will begin separate trading 90 days after the date of the prospectus covering these securities (the “Prospectus”) or the announcement by the representative of the underwriters of the Company’s initial public offering of the decision to allow earlier trading; provided, however, in no event will the representative allow separate trading of the Ordinary Shares and Warrants until the Company files an audited balance sheet with the Securities and Exchange Commission reflecting the Company’s receipt of the gross proceeds of the offering and issues a press release announcing when such separate trading will begin.  The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2011, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Warrant Agent at ____________________, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.  This Unit is governed by the laws of the Cayman Islands.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By

	Chief Executive Officer	Secretary

LONE OAK ACQUISITION CORPORATION
CORPORATE
SEAL
2010
CAYMAN ISLANDS

LONE OAK ACQUISITION CORPORATION

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship
and not as tenants in common
UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of (i) the liquidation of the trust account upon a failure to consummate a business combination, as described in the prospectus covering these securities, (ii) if the holder redeems his Units for cash in connection with a business combination or (iii) if the holder sells his Units to the Company prior to the consummation of a business combination  as described in the prospectus covering these securities.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.